Exhibit 99.1

HYCROFT MINING ANNOUNCES SECOND QUARTER 2020 RESULTS

Hycroft Mine Continues Ramp Up and Construction Activities Towards Achieving Feasibility Study Production Levels

DENVER, CO, August 10, 2020 — Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”), a gold and silver producer operating the Hycroft Mine in the world-class mining region of Northern Nevada, today announced its second quarter operating and financial results for the quarter ended June 30, 2020. These results reflect the continued start-up of operations as the Company ramps up to feasibility study1 operational levels. This press release should be read in conjunction with the Company’s 10-Q for the period ending June 30, 2020 filed with the Securities and Exchange Commission.

Operational Highlights

Year to date, Hycroft has focused on operating nine start-up pads to demonstrate the viability of its proprietary heap leach oxidation process on a large scale while it prepares the workforce, facilities and equipment to ramp up to full-scale operations. Below are some of the accomplishments to date:

●	General:

o	Increased workforce 35% year-to-date to 216 employees, including six key managers with extensive experience within their disciplines, with a goal of reaching 275 employees by the end of 2020

o

Recapitalized the Company providing a portion of the capital to construct a new leach pad and associated infrastructure, which is expected to be ready to begin ore stacking in the fourth quarter of this year and provide the infrastructure necessary to continue our pursuit of reaching feasibility study production levels

o	Became publicly traded on the NASDAQ Capital Market under the symbol “HYMC”

o	Entered into long-term agreements with reagent suppliers for key reagents such as soda ash, cyanide and lime

o	Secured all major permits necessary for near-term growth

●	Mining:

o	Expanded mining fleet with the rental of seven 240-ton trucks and one loader to increase mining capabilities

o	Improved mobile equipment maintenance team to transition to self-performed maintenance and discontinue the contractor-led maintenance applied since start-up

o	Began active in-pit drilling and blasting of fresh ore and reduced mining of stockpiles

●	Crusher:

o	Refurbished and recommissioned the crushing system, increasing average tons crushed from 338,000 per month in the first quarter of 2020 to 459,000 per month in the second quarter, an increase of 36%

1 Hycroft completed a feasibility study in 2019, the results of which are highlighted in our 2019 Summary Technical Report, available on our website at www.hycroftmining.com

o	Established a comprehensive preventative maintenance program and initiated an ongoing operator training program to improve crusher efficiency and reduce downtime

o	Strengthened plant maintenance team with experienced maintenance and electrical & instrumentation technicians

●	Oxidation Heap Leach Process:

o

Demonstrated process on initial leach pads one and two achieving higher than feasibility level gold recoveries for Brimstone ore (82% versus 65% in the feasibility study) and Central ore (91% versus 70% in the feasibility study)

o	Improved solution management system to increase solution distribution to leach pads

o	Commenced leach pad expansion and expect to begin stacking in the fourth quarter of 2020

●	Process:

o	Downstream process infrastructure is in place to ramp up operations; currently operating the Brimstone Merrill-Crowe facility and refinery

o	Began planning to restart the 21,500 gpm North Merrill-Crowe plant in 2021 to meet increasing solution flows from the new leach pad

Steve Jones, Interim President & CEO, stated “there have been a number of improvements at the mine recently that are building a strong foundation for the next phase of operations, including adding experienced technical people and increasing the reliability of process infrastructure. While the next few months are still considered to be transitional, we are looking forward to utilization of the new leach pad and being able to ramp up to feasibility study operating levels.”

Operations

The following table provides a summary of operating results for our Hycroft Mine, which was restarted in April 2019:

		Three months ended June 30,		Six months ended June 30,
		2020	2019	2020	2019
Ore mined - crusher feed	(ktons)	1,550	837	2,507	850
Ore mined - run of mine	(ktons)	196	---	501	---
Total ore mined	(ktons)	1,746	837	3,008	850
Waste mined	(ktons)	1,272	87	1,437	310
Crushed ore rehandled to leach pads	(ktons)	1,350	678	2,334	842
Total mined and rehandled	(ktons)	4,368	1,601	6,779	2,002

Waste tons to ore tons strip ratio		0.73	0.10	0.48	0.36

Ore crushed	(ktons)	1,378	752	2,393	850

Ore grade mined - gold	(oz/ton)	0.011	0.022	0.014	0.022
Ore grade mined - silver	(oz/ton)	0.245	0.311	0.205	0.311

Production - gold	(oz)	5,370	---	12,342	---
Production - silver	(oz)	31,806	---	73,717	---

Sales - gold	(oz)	4,237	---	10,797	---
Sales - silver	(oz)	21,331	---	70,703	---

Average realized sales price - gold	($/oz)	$1,719	---	$1,631	---
Average realized sales price - silver	($/oz)	$16.49	---	$16.24	---

Hycroft Q2 2020 Financial and Operating Results	Page 2

During the second quarter of 2019, we restarted open pit mining operations on a limited basis to demonstrate the viability of the newly developed oxidation heap leach process at the Hycroft Mine. During the third quarter of 2019, we produced and sold gold and silver, which we have continued to do on an approximate weekly basis since restarting.  Each quarter since restarting, we have generally increased tons mined, crushed, and placed on the leach pads, most notably in the second quarter of 2020 following the arrival and commissioning of mobile mining equipment rentals (seven haul trucks and one loader).

During the first quarter of 2020, ore tons crushed averaged approximately 338,000 tons per month and increased to approximately 459,000 tons per month in the second quarter of 2020, an increase of 36%. During the second half of 2020, we will continue our focus on improving crusher operations, planned maintenance, operator training, and automation enhancements.

During the first half of 2020, we were unable to achieve many of our internal targets, including with respect to leach pad processing activities, which resulted in the write-off of recoverable gold ounces. Our operating plans for the second half of 2020 contemplate our estimates of ore tonnage (and related solution flows) that we believe can be successfully processed to further demonstrate the success of the two-stage oxidation and leach process.

The gold and silver grades of ore mined in the first half of 2020 were as planned and decreased from the comparable period of 2019 in which existing higher grade stockpile ore was mined prior to commencement of drilling and blasting activities. During the second quarter of 2020, we commenced in-pit contractor drilling and blasting activities to provide fresh ore feed for the crusher, run-of-mine hauling and waste removal in support of the full year plan.

Gold and silver ounces produced, and related ounces sold, were lower than feasibility study levels due to our inability to properly execute our processing plans and delays in getting the pads under leach. Average realized gold prices per ounce increased during the first half of 2020 and resulted in revenue of $7.6 million and $18.8 million during the three and six months ended June 30, 2020.

While we expect second half of 2020 crushing and production levels to be consistent with or above first half of 2020 levels, we believe that 2021 and beyond will see material increases in mining, crushing and production as we continue to ramp up infrastructure, including the large new leach pad currently under construction on the north side of the property. We continue to believe that feasibility study production levels or greater are ultimately achievable once infrastructure is ramped up and we can execute successfully.

Leach Pad Expansion Project

During the second quarter of 2020, we commenced a leach pad expansion project on the north side of the Hycroft Mine property to provide us with the leach pad space required for future operations. The initial stage of the leach pad project is being constructed in two phases by a contractor, with the first phase consisting of approximately 4.0 million square feet of pad space and infrastructure for ponds, pipes and electricity, and the second phase consisting of approximately 4.6 million square feet, which we expect to construct in 2021. With respect to the first phase, we expect the earthworks and leach pad construction to be completed in the fourth quarter of 2020 and infrastructure completed and initially commissioned shortly thereafter.

Hycroft Q2 2020 Financial and Operating Results	Page 3

During the second quarter and first six months of 2020, we spent $8.6 million and $9.7 million, respectively, on the leach pad expansion project, and expect total phase one leach pad project spending to approximate $36.0 million, including any final payments made in the first quarter of 2021. The leach pad expansion project represented approximately 82.9% of our total capital spending during the first six months of 2020 and is expected to represent a similar percentage of capital spending for the remainder of 2020.

Recapitalization and Public Listing Transactions

On May 29, 2020, we completed a Recapitalization Transaction, which resulted in a net cash injection of $68.9 million.  Our ending cash balance at June 30, 2020 was $47.3 million, resulting from cash flows of $57.6 million used in operating activities, $11.7 million used in investing activities and $107.3 million from financing activities during the first six months of 2020.  Non-current debt on the balance sheet at June 30, 2020, totaled $139.0 million, comprised of $80.7 million of subordinated notes and $63.1 million associated with a credit agreement entered into with Sprott Private Resource Lending II (Collector), LP. Hycroft also entered into a 1.5% net smelter royalty agreement pursuant to which we received $30.0 million of cash proceeds with monthly obligations tied to production.

On June 1st, 2020, Hycroft became a publicly traded Company, with its shares of common stock trading on the NASDAQ Capital Market under the ticker symbol HYMC2.

Future Financing

The Company has begun the process of speaking with its financial advisors and stakeholders about options and timing related to securing additional financing allowing it to continue to ramp up its operations.  While we have received a non-binding letter of support from our two largest stakeholders, the Board of Directors of the Company intends to evaluate its options to ensure the necessary capital is raised on terms favorable to and in the best interests of all of its shareholders.  The Company has no commitment from any party to provide additional financing or capital at this time.

Management Transition

On July 1, 2020, Randy Buffington stepped down from his roles as Chairman, President and CEO of the Company. Mr. Buffington has agreed to a two-year contract whereby he will provide technical and operations assistance. Effective upon Mr. Buffington stepping down, David Kirsch, an existing director of the Company, was named as the new Chairman of the Board of Directors. Stephen M. Jones, the Company’s then Executive Vice President, Chief Financial Officer and Secretary was appointed as the Interim President and CEO and Jeffrey Stieber, the Company’s then Vice President, Treasurer was appointed as the Interim Chief Financial Officer. The Board of Directors is working with Korn Ferry to identify a successor President and Chief Executive Officer, which includes consideration of Mr. Jones for the role permanently.

2 Shares of common stock outstanding at June 30, 2020 were 50,160,042. In addition to the shares of common stock, the Company had 34,289,999 warrants outstanding (HYMCW) to purchase an equal number of HYMC common stock at a price of $11.50 per share and 12,721,623 warrants outstanding (HYCTW) to purchase 3,210,213 shares of HYMC common stock at a price of $44.82 per share.

Hycroft Q2 2020 Financial and Operating Results	Page 4

Conference Call – August 10, 2020 / 1:00 pm ET (11:00 am MT)

Hycroft will host a conference call to discuss these results on Monday, August 10, 2020 at 1:00 pm ET.

To access the call, please dial:

Canada & US toll‐free – 1‐800-895-3361

Outside of Canada & US – 1‐785-424-1062

Please provide the conference ID “HYCROFT” to access the call.

This press release shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Hycroft Mining Holding Corporation

Hycroft Mining is a US-based, gold and silver producer operating the Hycroft mine located in the world-class mining region of Northern Nevada. The Hycroft mine features one of the largest gold/silver deposits in the world with a low-capital, low-cost process and a 34-year mine life.

Contact:

Steve Jones	Tracey Thom	Jeff Stieber
Interim President &	Vice President, Investor Relations	Vice President & Interim
Chief Executive Officer	& Corporate Communication	Chief Financial Officer
(303) 524-1947	(303) 524-1948	(303) 335-1043

Cautionary Note Regarding Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein or incorporated by reference herein that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Forward-looking statements address activities, events or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements, and include, but are not limited to the sufficiency of capital resources and the availability of additional funding as and when required to meet operational and strategic needs; the time and cost of construction and operation of existing and new leach pads; the feasibility and efficacy of processing sulfide ores using a pre-oxidation and heap leach process; the effectiveness and control of the oxidation process; the processing and production of gold and silver from the heap leach pads; the availability of personnel and equipment to operate the mine; the future price of gold and silver; the timing and amount of estimated future production, costs of production, capital expenditures and requirements for additional capital; cash flow provided by operating activities before changes in working capital; government regulation of mining operations; environmental risks; unanticipated reclamation expenses; title disputes or claims and limitations on insurance coverage; total cash cost per ounce, total cash cost net of by-product per ounce, all-in sustaining cost per ounce, capital expenditures, corporate general and administration expenses; sustaining and project capital expenditures; the expected working capital requirements; the expected depreciation and depletion rates; changes in mining laws and regulations; the uncertainty in the estimation of mineral resource and mineral reserve estimates; the cost and timing of sustaining capital projects; the uncertainty in geologic, hydrological, metallurgical and geotechnical studies and opinions; infrastructure risks, including access to water and power; the expectation of meeting production targets; the expected timeline for achieving mining rates, oxidation rates and percentage recoveries included in the Hycroft Technical Report; projected net present values and internal rates of return under the Hycroft Technical Report; risks associated with competition; contractor, labor and employment risks; the adverse effects of COVID-19 on our business and dependence on key management personnel and executives . Although the Company has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Further, the financial and other projections are preliminary and subject to change. The Company undertakes no obligation to update or revise these forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, unless required by applicable law. Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic and competitive risks, and the assumptions underlying the projections may be inaccurate. Therefore, the actual results achieved may vary significantly from the forecasts, and the variations may be material.

Hycroft Q2 2020 Financial and Operating Results	Page 5